EXHIBIT 24.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

               We hereby consent to the incorporation by reference in the Registration Statement of American IR Technologies, Inc. on Form S-8, of our report dated August 30, 2001, on our audit of the financial statements of American IR Technologies, Inc. as of and for the year ended December 31, 2000, which report is included in the Annual Report on Form 10-KSB.

\s\ Stark Tinter & Associates, LLC

August 30, 2001
Denver, Colorado